UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

LANDSTAR, INC.

(Exact name of registrant as specified in its charter)

NEVADA	86-0914051
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 1 J Morris Commons Lane , Suite 1 5 5,
Morrisville , North Carolina	27 5 60
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 919-858-6542

COPIES TO:

Keith A. Rosenbaum

SPECTRUM LAW GROUP, APC

23 Corporate Plaza, Suite 150

Newport Beach, California 92660

949-851-4300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, Par Value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this Registration Statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K; quarterly reports on Form 10-Q; and, current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this Registration Statement to the “Registrant”, the “Company”, “LandStar” “we”, “our”, or “us” means LandStar, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This Form 10 contains references to our trademarks, service marks and trade names and to trademarks, service marks and trade names belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this Form 10, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Except as set forth in this Form 10, we do not intend our use or display of other companies’ trade names, service marks or trademarks or any artists’ or other individuals’ names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or persons.

ITEM 1.	BUSINESS

Business History

LandStar, Inc. was incorporated as a Nevada corporation on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, LandStar had no business operations and was a development-stage company. LandStar did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 authorized shares of LandStar, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition. The acquisition was treated for accounting purposes as a continuation of Rebound Rubber under the LandStar capital structure. If viewed from a non-consolidated perspective, on March 31, 1999 LandStar issued 14,500,100 shares for the acquisition of the outstanding shares of Rebound Rubber.

The share exchange with Rebound Rubber (and other transactions occurring in March, 1999) resulted in a change of control of LandStar and the appointment of new officers and directors of the Company. These transactions also redefined the focus of the Company on the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. The Company’s business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 the Company had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

In August 2001 the Company amended its Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value; and, 150,000,000 shares of preferred stock, $0.01 par value. Preferred stock. Preferred shares could be designated into specific classes and issued by action of the Company’s Board of Directors. In May 2008 the Company’s Board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. The Series A provided for, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock; and, (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

In September 2008 the Company amended its Articles to increase the number of authorized shares to 985,000,000, $0.001 par value. In January 2009 the Company amended its Articles to increase the number of authorized shares to 4,000,000,000, $0.001 par value. In January 2010 the Company once again amended its Articles to increase the number of authorized shares to 8,888,000,000, $0.001 par value.

The Company’s last filing of financial information with the SEC was the Form 10-QSB it filed on December 19, 2002 for the quarter ended 30 September 2002. No other filings were effected with the SEC until the Company filed a Form 15 May 19, 2008, which terminated the Company’s filing obligations with SEC.

The Company was effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A, and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as the sole director and officer of the Company. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the Company; and, the status of creditors of the Company. In or around June 2017 the court entered judgment in favor of Mr. Alessi.

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In or around July 2017, while under the majority ownership and management of Mr. Alessi, the Company sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as the sole director and sole officer of the Company, and of Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and, (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as “Common Shares Issuable” within our financial statements for the period ending 30 June 2018.

In April 2018 the Company amended the designation for its Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders; and, (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018 the Company amended and restated its Articles of Incorporation. The total authorized number of shares is: 8,888,000,000 shares of common stock, $0.001 par value; and, 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

In June 2018, after careful analysis and in reliance upon professional advisors retained by the Company, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as “Common Shares Issuable” within our financial statements for the period ending 30 June 2018.

On or about June 29, 2018 we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. Upon issuance of the final payment, we have the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

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On or about October 22, 2018 we entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks. Access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform were also included in the asset purchase agreement. These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC™ revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 164,533,821 shares of our common stock.

Business Overview

The Company is in the data security business, seeking to operate as a cybersecurity software and services provider. As cybersecurity is a large market place, the Company is focused primarily on the data security sector of the market. Data security and privacy legislation, such as the European Union’s General Data Protection Regulation (“GDPR”), is driving significant investment by organizations to offset risks from data breaches and damaging information disclosures of various types. The Company will seek to provide solutions for the marketplace that are designed to protect data via cloud, hybrid, and on-premise architectures. Sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; intellectual property; and, all other data requiring security are the focus of the Company’s suite of security products and protocols, allowing our clients to create, share, and protect their data wherever it is stored.

Data443 delivers its solutions and capabilities via all technical architectures, and in formats designed for each client. Licensing and subscription models are available to conform to customer purchasing requirements. Our solutions are driven by several proprietary technologies and methodologies that we have developed and acquired, giving us our primary competitive advantage.

We intend to sell substantially all of our products and services directly to end-users, though some sales may also be effected through channel partners, including distributors and resellers which sell to end-user customers. We believe that our sales model, which combines the leverage of a channel sales model with our highly trained and professional sales force, will play a significant role in our ability to grow and to successfully deliver our value proposition for data security. While our products serve customers of all sizes, in all industries and all geographies, the marketing focus and majority of our sales focus is on targeting organizations with 100 users or more who can make larger purchases with us over time and have a greater potential lifetime value. We also intend to focus on the European Union as the GDPR has driven increased IT spending as companies seek to securely manage data and comply with the GDPR. Targeted industries include the financial services, healthcare, public, industrial, insurance, energy and utilities, consumer and retail, education, media and entertainment and technology sectors.

Size of Our Market Opportunity

Companies are expected to spend $124 billion worldwide on information security products and services in 2019, and a large portion of that spending is to ensure GDPR compliance. As cloud-based services increase in popularity, that market increases to an estimated $300 billion by 2021. The International Data Corporation’s Data Age 2025: The Evolution of Data to Life-Critical study estimates that the amount of data created in the world will grow to 163 Zettabytes (or 151 trillion gigabytes) in 2025, representing a nearly tenfold increase from the amount created in 2016. They estimate that nearly 20% of that data will be critical to our daily lives (and nearly 10% hypercritical). The study also suggests that by 2025, almost 90% of all data will require a meaningful level of security, but less than half will be secured. Every enterprise and governmental agency will almost certainly require new technologies to protect and manage data.

We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Further, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management; storage management; and, data integration.

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Our Products

We currently have four (4) major product lines, each of which provides features and functionality which enable our clients to fully secure the value of their data. This architecture easily extends through modular functionalities giving our clients the flexibility to select the features they require for their business needs and the flexibility to expand their usage simply by adding a license.

ClassiDocs. ClassiDocs is our flagship/signature product, launched in the First Quarter of 2018. ClassiDocs is enterprise software that runs on premises or in the cloud. It provides our customers with data classification, governance, and discovery across local devices, networks, the cloud, and databases for data that is at rest and in flight. It also allows our customers to respond to 12 of the GDPR Articles.

WordPress GDPR Framework. WordPress GDPR Framework is our data protocol to identify and classify regulated data in the European Union that falls under the GDPR.

ARALOC Board Meeting Management Software. This software product enables secure distribution of board materials to board members using custom branded and configured applications for iPad, iPhone, Android, PC and Mac.

ARALOC Sales Content Management Software. This software product provides marketing and sales teams with a mobile content management and distribution tool allowing them to increase productivity while engaging their prospects more effectively in order to convert more leads to customers.

ARALOC K-12 Education – E-Learning Digital Publishing Platform. This product is a key technology component in supporting E-Learning, K-12, and continuing education companies for distributing, protecting and tracking any digital training program initiative.

SPARK Employee Communications Program. SPARK enables instant outbound critical messaging to all staff, rapid onboarding of new staff, mobile training, and secure content sharing across multiple devices.

Key Benefits of Our Products and Services

Protect Data Against Data Breaches and Cyber-attacks.

Highly Scalable and Flexible.

Broad Range of Functionality.

Satisfy Regulatory Compliance.

Usable Across All Major Enterprise Platforms & Systems.

Quick Implementation.

Easy to Use.

Our Growth Strategy

Our objective is to be a leading provider of data security products and services. The following are key elements of our growth strategy:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and services providers focused on the data security sector. Targets are companies with a steady client base, as well as companies with complementary product offerings.

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Research & Development; Innovation. We intend to increase our spending on research and development in order to drive innovation to improve existing products and to deliver new products. We will work towards proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe that the continued rise in enterprise data and increased cybersecurity concerns will increase demand for our services and products. We intend to capitalize on this demand by targeting new customers.

Expand Our Sales Force. Continuing to expand our salesforce will be essential to achieving our customer base expansion goals. At the appropriate time, we intend to expand our sales capacity by adding headcount throughout our sales and marketing department.

Focus on EU Opportunities. We believe there is a significant opportunity for our products and services in the EU, and other international markets, in order to enable compliance with the GDPR. We believe that a focus on the international market will be a key component of our growth strategy.

Our Customers

Our current customer base is comprised primarily of the (i) customers purchasing AraLoc products; and, (ii) customers purchasing ArcMail products. Our customers vary greatly in size ranging from small and medium businesses to large enterprises.

Services

Maintenance and Support

Our intended customers will typically purchase software maintenance and support as part of their initial purchase of our products. These maintenance agreements provide customers the right to receive support and unspecified upgrades and enhancements when and if they become available during the maintenance period and access to our technical support services. We will maintain a customer support organization that provides all levels of support to our customers.

Professional Services

While users can easily download, install and deploy our software on their own, we anticipate that certain enterprises will use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration and implementation, automating and customizing reports and tuning policies and configuration of our products for the particular characteristics of the customer’s environment.

Sales and Marketing

Sales

We intend to sell the majority of our products and services directly to our end users/clients. We will also propose to effect sales through a network of channel partners, which in turn, sell the products they purchase from us. We have a highly trained professional sales force that is responsible for overall market development, including the management of the relationships with our channel partners and supporting channel partners.

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Marketing

Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits and generating leads for our channel partners and sales force. We will market our products as a solution for securing and managing file systems and enterprise data and protecting against cyber-attacks. Our internal marketing organization will be responsible for branding, content generation and product marketing. Our marketing efforts will also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our web site and social media outlets.

Seasonality

Our business is not subject to seasonality.

Research and Development

While currently limited, our planned research and development efforts will be focused on improving and enhancing our existing products and services, as well as developing new products, features and functionality. We plan to regularly release new versions of our products which incorporate new features and enhancements to existing ones.

Intellectual Property

We currently make use of the following trademarks in our business:

ClassiDocs

AraLoc

SPARK

Unlike copyrights and patents, trademark rights can last indefinitely so long as the owner continues to use the mark to identify its goods or services. The term of a federal trademark is 10 years, with 10-year renewal terms. The number of years remaining for the federal trademark on the three trademarks we make use of in our business is as follows:

ClassiDocs: Nine (9) years

AraLoc: Five (5) years

SPARK: Has not applied for federal trademark protection. A trademark doesn’t have to be registered with the USPTO to qualify for legal protection.

Despite our efforts to protect our proprietary technologies and intellectual property rights, unauthorized parties may attempt to copy aspects of our products or obtain and use our trade secrets or other confidential information. We generally enter into confidentiality agreements with our employees, consultants, service providers, vendors and customers and generally limit internal and external access to, and distribution of, our proprietary information and proprietary technology through certain procedural safeguards. These agreements may not effectively prevent unauthorized use or disclosure of our intellectual property or technology and may not provide an adequate remedy in the event of unauthorized use or disclosure of our intellectual property or technology. We cannot assure you that the steps taken by us will prevent misappropriation of our trade secrets or technology or infringement of our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States.

Competition

The industry in which the Company competes is highly competitive. Many companies offer similar products and services for data security. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by offering quality at a competitive price, and by utilizing the experience, knowledge, and expertise of our management team.

We will face competition from more established companies that have competitive advantages, such as greater name recognition, larger sales, marketing, research and acquisition resources, access to larger customer bases and channel partners, a longer operating history and lower labor and development costs, which may enable them to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we do. Increased competition could result in us failing to attract customers or maintaining them. It could also lead to price cuts, alternative pricing structures or the introduction of products available for free or a nominal price, reduced gross margins, longer sales cycles and loss of market share. If we are unable to compete successfully against current and future competitors, our business and financial condition may be harmed.

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Employees

As of September 30, 2018, we had 12 employees and independent contractors, of which 3 were considered to be part of our management team; 1 of those three is our sole director and sole officer, Jason Remillard. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Government regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2017 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

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ITEM 1A.	RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued viability of our products and services.

Our industry is categorized by rapid technological progression, ever increasing innovation, changes in customer requirements, legal and regulatory compliance mandates, and frequent new product introductions. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our clients in all aspects of data security, we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products or expand the functionality of our current products in a timely manner or at all. Even if we are able to anticipate, develop and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt to the constant changes that occur in the way business is conducted.

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We intend to acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

Our success will depend, in part, on our ability to expand our solutions and services and grow our business in response to changing technologies, customer demands and competitive pressures. It is express plan to do so through the acquisition of, or investment in, new or complementary businesses and technologies rather than through internal development. The identification of suitable acquisition or investment candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions or investments. The risks we face in connection with acquisitions and/or investments include:

●	an acquisition may negatively affect our operating results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by stockholders and third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

●	we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, personnel or operations of any company that we acquire;

●	an acquisition or investment may disrupt our ongoing business, divert resources, increase our expenses and distract our management;

●	an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

●	we may encounter difficulties in, or may be unable to, successfully sell any acquired products or effectively integrate them into or with our existing solutions;

●	our use of cash to pay for acquisitions or investments would limit other potential uses for our cash;

●	if we incur debt to fund any acquisitions or investments, such debt may subject us to material restrictions on our ability to conduct our business; and

●	if we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could adversely affect our business, operating results and financial condition.

We will face intense competition in our market, especially from larger, well established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position.

The market for data security and data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services, and smaller companies offering point solutions for specific identity and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address identity and data governance requirements. Our principal competitors vary depending on the product we offer. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages, such as:

●	greater name recognition and longer operating histories;

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●	more comprehensive and varied products and services;

●	broader product offerings and market focus;

●	greater resources to develop technologies or make acquisitions;

●	more expansive intellectual property portfolios;

●	broader distribution and established relationships with distribution partners and customers;

●	greater customer support resources; and

●	substantially greater financial, technical and other resources.

Given their larger size, greater resources and existing customer relationships, our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Our competitors may also seek to extend or supplement their existing offerings to provide data security and data governance solutions that more closely compete with our offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than a new or additional supplier regardless of product performance or features.

In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future. Some of our competitors have made acquisitions or entered into strategic relationships to offer a more comprehensive product than they individually had offered. Companies and alliances resulting from these possible consolidations and partnerships may create more compelling product offerings and be able to offer more attractive pricing, making it more difficult for us to compete effectively. In addition, continued industry consolidation may adversely impact customers’ perceptions of the viability of small and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition and operating results.

We are dependent on the continued services and performance of our founder, Jason Remillard, the loss of whom could adversely affect our business.

Our future performance depends in large part on the continued services and continuing contributions of our founder, Chief Executive Officer, and sole Director, Jason Remillard, to successfully manage our company, to execute on our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of Mr. Remillard could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Our Officer and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our CEO, CFO, and sole director, Jason Remillard, lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to Mr. Remillard’s lack of experience with publicly-traded companies and their reporting requirements in general.

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A failure to hire and integrate additional sales and marketing personnel or maintain their productivity could adversely affect our results of operations and growth prospects.

Our business requires intensive sales and marketing activities. Our sales and marketing personnel are essential to attracting new customers and expanding sales to the customers we recently acquired through acquisitions; this is key to our future growth. We face a number of challenges in successfully expanding our sales force. We must locate and hire a significant number of qualified individuals, and competition for such individuals is intense. We may be unable to achieve our hiring or integration goals due to a number of factors, including, but not limited to, the number of individuals we hire; challenges in finding individuals with the correct background due to increased competition for such hires; and, increased attrition rates among new hires and existing personnel. Furthermore, based on our past experience, it often can take up to 12 months before a new sales force member is trained and operating at a level that meets our expectations. We plan to invest significant time and resources in training new members of our sales force, and we may be unable to achieve our target performance levels with new sales personnel as rapidly as we have done in the past due to larger numbers of hires or lack of experience training sales personnel to operate in new jurisdictions. Our failure to hire a sufficient number of qualified individuals, to integrate new sales force members within the time periods we have achieved historically or to keep our attrition rates at levels comparable to others in our industry may materially impact our projected growth rate.

If we are unable to attract new customers and expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed.

Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers and maintain and expand those customer relationships, our revenues will grow more slowly than expected, and our business will be harmed.

Our future growth also depends upon expanding sales of our products to existing customers and their organizations. If our customers do not purchase additional licenses or capabilities, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts would result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business would suffer.

If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected.

We intend to rely on channel partners, such as distribution partners and resellers, to sell licenses and support and maintenance agreements. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Further, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. A termination of the agreement has no effect on orders already placed. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition or cash flows could be adversely affected.

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Breaches in our security, cyber-attacks or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third party action, employee error or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. All of these steps are taken in order to mitigate the risk of attack and to ensure our readiness to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business.

The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, trademarks, copyrights, patents and other intellectual property rights. We attempt to protect our intellectual property under patent, trademark, copyrights and trade secret laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time-consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. In addition, issuance of a patent does not guarantee that we have an absolute right to practice the patented invention.

Our policy is to require our employees (and our consultants and service providers that develop intellectual property included in our products) to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to obtain adequate protection of our intellectual property.

The data security, cyber-security, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time-to-time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have willfully infringed patents and increased statutory damages if we are found to have willfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date.

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Real or perceived errors, failures or bugs in our technology could adversely affect our growth prospects.

Because we use complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, and equipment and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software.

The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we do not generally face in the United States. These risks include:

●	political instability, war, armed conflict or terrorist activities;

●	challenges developing, marketing, selling and implementing our technology and solutions caused by language, cultural, and ethical differences and the competitive environment;

●	heightened risks of unethical, unfair or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;

●	competition from bigger and stronger companies in the new markets;

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●	laws imposing heightened restrictions on data usage and increased penalties for failure to comply with applicable laws, particularly in the EU;

●	currency fluctuations;

●	management communication and integration problems resulting from cultural differences and geographic dispersion;

●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value added tax systems, restrictions on the repatriation of earnings and changes in tax rates;

●	uncertainty around how the United Kingdom’s decision to exit the EU will impact its access to the European Union Single Market, the related regulatory environment, the global economy, and the resulting impact on our business; and

●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

The adoption of the recent tax reform and the enactment of additional legislation changing the United States taxation of international business activities could materially impact our financial position and results of operations.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”), which significantly reformed the Internal Revenue Code. The TCJA, among other things, included changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, restricts the use of net operating loss carry-forwards arising after December 31, 2017, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact this tax reform legislation may have on our business. Due to the proposed expansion of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and adversely affect our financial position and results of operations. Further, foreign governments may enact tax laws in response to the TCJA that could result in further changes to global taxation and materially affect our financial position and results of operations. The impact of the TCJA on holders of our securities is uncertain. We urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls.

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Our business is subject to the risks of fire, power outages, floods, earthquakes and other catastrophic events, and to interruption by manmade problems such as terrorism.

A significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism could cause disruptions in our business or the business of channel partners, customers or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or the delay in the manufacture, deployment or shipment of our products, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future.

We expect that our business will grow as we execute on our business, and that as we grow our operations will increase in complex. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Demand for data security;

●	Our ability to retain existing customers or encourage repeat purchases;

●	Advertising and other marketing costs; and

●	General economic conditions

The variability and unpredictability of these and other factors, many of which are outside of our control, could result in our failing to meet or exceed financial expectations for a given period. If our operating results in future quarters fall below the expectations of investors or any securities analysts that cover our stock, the price of our common stock could decline substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will be, among other things:

●	exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which requires that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

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●	exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

●	permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

●	exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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Adverse economic conditions may negatively impact our business.

Our business depends on the overall demand for information technology and on the economic health of our current and prospective customers. Any significant weakening of the economy in the United States or Europe and of the global economy, more limited availability of credit, a reduction in business confidence and activity, decreased government spending, economic uncertainty and other difficulties may affect one or more of the sectors or countries in which we sell our solutions. Global economic and political uncertainty may cause some of our customers or potential customers to curtail spending generally or IT and data security spending specifically, and may ultimately result in new regulatory and cost challenges to our operations. In addition, a strong dollar could reduce demand for our products in countries with relatively weaker currencies. These adverse conditions could result in reductions in sales of our solutions, longer sales cycles, slower adoption of new technologies and increased price competition. Any of these events could have an adverse effect on our business, operating results and financial position.

We cannot predict every event and circumstance that may impact our business and, therefore, the risks discussed herein may not be the only ones you should consider.

As we continue to grow our business, we may encounter other risks of which we are not aware as of the date of this Registration Statement. These additional risks may cause serious damage to our business in the future, the impact of which we cannot estimate at this time.

Risks Relating to Our Common Stock

Our common stock is currently quoted on the OTC Pink under the trading symbol “LDSR”. However, trading in stocks quoted on the OTC Pink is often thin. Therefore, you may be unable to liquidate your investment in our stock.

Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future. We do not have intention to apply for quotation on the OTCQB at this moment, but we could apply for OTCQB in the near future.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have had a history of operating losses since our inception and, as of 30 September 2018, we had an accumulated deficit of $13,368,350. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. We do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses; however, if we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

There is substantial doubt about our ability to continue as a going concern.

We have not generated any profit from combined operations since our inception. We expect that our operating expenses will increase over the next twelve months to continue our business development activities. Based on our average monthly expenses and current burn rate, we estimate that our cash on hand as of 30 September 2018 will not sufficiently support our operation for the next twelve months.

Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2017 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

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Because we will become a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we will not become a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we were to become a public reporting company by means of an IPO because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock is subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s prior written agreement to the transaction;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;

●	the success of competitive products or technologies;

●	announcements about us or about our competitors, including new product introductions and commercial results;

●	the recruitment or departure of key personnel;

●	litigation and other developments;

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●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us; and

●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for Pink Sheet companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control.

We currently have outstanding two classes of stock, common stock and preferred stock, and there is one series of preferred stock, Series A Preferred Stock. The holders of Series A Preferred Stock are entitled to vote on all matters submitted to holders of common stock at a conversion ratio of 15,000 votes for each share of Series A Preferred Stock.

As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses. These provisions may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not intend to pay cash dividends.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders’ sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and board approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our sole director and sole officer has the ability to control all matters submitted to stockholders for approval.

Our sole director and sole officer, Jason Remillard, holds 1,000,000 shares of our Series A Preferred Stock (each share votes as the equivalent of 15,000 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, Mr. Remillard would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Mr. Remillard would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

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Provisions in our Articles of Incorporation and Bylaws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Articles of Incorporation and Bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors.

We will incur increased costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. After we file this Registration Statement with the SEC we will become fully subject to the information and reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. We estimate that we will incur approximately $150,000 to $200,000 in 2019 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

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We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We currently have outstanding instruments which are convertible into shares of common stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of common stock outstanding stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our Articles of Incorporation authorizes the issuance of 8,888,000,000 shares of common stock, of which 4,847,676,982 shares were issued and outstanding as of 31 October 2018. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our Company, including the risk of losing their entire investment.

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ITEM 2.	FINANCIAL INFORMATION

The discussion of our financial condition and operating results should be read together with our accompanying audited consolidated financial statements included in this Registration Statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

You should read the following discussion of our financial condition and results of operations together with our audited consolidated financial statements and notes to such financial statements included elsewhere in this Form 10.

The following discussion contains forward-looking statements that involve risks and uncertainties regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed under “Item 1A. Risk Factors” and other sections in this Form 10.

Overview

LandStar, Inc. was incorporated as a Nevada corporation on May 4, 1998, for the purpose of purchasing, developing and reselling real property, with its principal focus on the development of raw land. From incorporation through December 31, 1998, LandStar had no business operations and was a development-stage company. LandStar did not purchase or develop any properties and decided to change its business plan and operations. On March 31, 1999, the Company acquired approximately 98.5% of the common stock of Rebound Rubber Corp. pursuant to a share exchange agreement with Rebound Rubber Corp. (“Rebound Rubber”) and substantially all of Rebound Rubber’s shareholders. The acquisition was effected by issuing 14,500,100 shares of common stock, which constituted 14.5% of the 100,000,000 authorized shares of LandStar, and 50.6% of the 28,622,100 issued and outstanding shares on completion of the acquisition. The acquisition was treated for accounting purposes as a continuation of Rebound Rubber under the LandStar capital structure. If viewed from a non-consolidated perspective, on March 31, 1999 LandStar issued 14,500,100 shares for the acquisition of the outstanding shares of Rebound Rubber.

The share exchange with Rebound Rubber (and other transactions occurring in March, 1999) resulted in a change of control of LandStar and the appointment of new officers and directors of the Company. These transactions also redefined the focus of the Company on the development and exploitation of the technology to de-vulcanize and reactivate recycled rubber for resale as a raw material in the production of new rubber products. The Company’s business strategy was to sell the de-vulcanized material (and compounds using the materials) to manufacturers of rubber products.

Prior to 2001 the Company had no revenues. In 2001 and 2002 revenues were derived from management services rendered to a rubber recycling company.

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In August 2001 the Company amended its Articles of Incorporation to authorize 500,000,000 shares of common stock, $0.001 par value; and, 150,000,000 shares of preferred stock, $0.01 par value. Preferred stock. Preferred shares could be designated into specific classes and issued by action of the Company’s Board of Directors. In May 2008 the Company’s Board established a class of Convertible Preferred Series A (the “Series A”), authorizing 10,000,000 shares. The Series A provided for, among other things, (i) each share of Series A was convertible into 1,000 shares of the Company’s common stock; and, (ii) a holder of Series A was entitled to vote 1,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders.

In September 2008 the Company amended its Articles to increase the number of authorized shares to 985,000,000, $0.001 par value. In January 2009 the Company amended its Articles to increase the number of authorized shares to 4,000,000,000, $0.001 par value. In January 2010 the Company once again amended its Articles to increase the number of authorized shares to 8,888,000,000, $0.001 par value.

The Company’s last filing of financial information with the SEC was the Form 10-QSB it filed on December 19, 2002 for the quarter ended 30 September 2002. No other filings were effected with the SEC until the Company filed a Form 15 May 19, 2008, which terminated the Company’s filing obligations with SEC.

The Company was effectively dormant for a number of years. In or around February 2014 there was a change in control when Kevin Hayes acquired 1,000,000 shares of the Series A, and was appointed as the sole director and officer. In or around April 2017 there was another change in control when Kevin Hayes sold the 1,000,000 shares of Series A to Hybrid Titan Management, which then proceeded to assign the Series A to William Alessi. Mr. Alessi was then appointed as the sole director and officer of the Company. Mr. Alessi initiated legal action in his home state of North Carolina to confirm, among other things, his ownership of the Series A; his “control” over the Company; and, the status of creditors of the Company. In or around June 2017 the court entered judgment in favor of Mr. Alessi.

In or around July 2017, while under the majority ownership and management of Mr. Alessi, the Company sought to effect a merger transaction (the “Merger”) under which the Company would be merged into Data443 Risk Mitigation, Inc. (“Data443”). Data443 was formed as a North Carolina corporation in July 2017 under the original name LandStar, Inc. The name of the North Carolina corporation was changed to Data443 in December 2017. In November 2017 the controlling interest in the Company was acquired by our current chief executive officer and sole board member, Jason Remillard, when he acquired all of the Series A shares from Mr. Alessi. In that same transaction Mr. Remillard also acquired all of the shares of Data443 from Mr. Alessi. Mr. Remillard was then appointed as the sole director and sole officer of the Company, and of Data443. Initially, Mr. Remillard sought to recognize the Merger initiated by Mr. Alessi and respect the results of the Merger. The Company relied upon documents previously prepared and proceeded as if the Merger had been effected.

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC, which is owned 100% by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of (i) $50,000 paid at closing; (ii) $250,000 in the form of our promissory note; and, (iii) $1,200,000 in shares of our common stock, valued as of the closing, which equated to 1,200,000,000 shares of our common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as “Common Shares Issuable” within our financial statements for the period ending 30 June 2018.

In April 2018 the Company amended the designation for its Series A Preferred Stock by providing that a holder of Series A was entitled to (i) vote 15,000 shares of common stock for each share of Series A on all matters submitted to a vote by shareholders; and, (ii) convert each share of Series A into 1,000 shares of our common stock.

In May 2018 the Company amended and restated its Articles of Incorporation. The total authorized number of shares is: 8,888,000,000 shares of common stock, $0.001 par value; and, 50,000,000 shares of preferred stock, $0.001 par value, designated in the discretion of the Board of Directors. The Series A remains in full force and effect.

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In June 2018, after careful analysis and in reliance upon professional advisors retained by the Company, it was determined that the Merger had, in fact, not been completed, and that the Merger was not in the best interests of the Company and its shareholders. As such, the Merger was legally terminated. In place of the Merger, in June 2018 the Company acquired all of the issued and outstanding shares of stock of Data443 (the “Share Exchange”). As a result of the Share Exchange, Data443 became a wholly-owned subsidiary of the Company, with both the Company and Data443 continuing to exist as corporate entities. The finances and business conducted by the respective entities prior to the Share Exchange will be treated as related party transactions in anticipation of the Share Exchange. As consideration in the Share Exchange, we agreed to issue to Mr. Remillard: (a) One hundred million (100,000,000) shares of our common stock; and (b) On the eighteen (18) month anniversary of the closing of the Share Exchange (the “Earn Out Date”), an additional 100,000,000 shares of our common stock (the “Earn Out Shares”) provided that Data 443 has at least an additional $1MM in revenue by the Earn Out Date (not including revenue directly from acquisitions). None of our shares of our common stock to be issued to Mr. Remillard under the Share Exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares of the Company. However, these shares have been recorded as “Common Shares Issuable” within our financial statements for the period ending 30 June 2018.

On or about 29 June 2018 we secured the rights to the WordPress GDPR Framework through our wholly owned subsidiary Data443 for a total consideration of €40,001, or $46,521, payable in four payments of €10,000, with the first payment due at closing, and the remaining payments issuable at the end of July, August and September, 2018. Upon issuance of the final payment, we have the right to enter into an asset transfer agreement for the nominal cost of one euro (€1).

On or about October 22, 2018 we closed on an acquisition under which we acquired certain assets of Modevity, LLC (“Modevity”). The assets acquired, which were less than substantially all of the assets of Modevity and which did not constitute a “business”, were related to an enterprise cloud-based data storage, protection, and workflow automation platform known as ARALOC™. Included as part of the proposed purchase we would also acquire all technology, sales assets, and customers of Modevity as related to ARALOC. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 164,533,821 shares of our common stock.

Recent Accounting Pronouncements

From time-to-time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), or other standard setting bodies, relating to the treatment and recording of certain accounting transactions. Unless otherwise discussed herein, management of the Company has determined that these recent accounting pronouncements will not have a material impact on the financial position or results of operations of the Company.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have been prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

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These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

While our significant accounting policies are described in more detail in Note 2 of our annual financial statements included in this Annual Report, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:

Assumption as a Going Concern

Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. However, given our current financial position and lack of liquidity, there is substantial doubt about our ability to continue as a going concern.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Beneficial Conversion Feature

The issuance of the convertible debt issued by the Company (described in Note 4 to the Financial Statements) generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid in capital).

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Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Deferred Tax Assets and Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses and presently has no revenue-producing business; (b) general economic conditions; and, (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Results of Operations

For the year ended December 31, 2017 compared with the year ended December 31, 2016

Revenues

The Company has not generated any revenue for the year ended December 31, 2017, as compared to zero revenue generated for the year ended December 31, 2016.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2017 amounted to $13,227 as compared to $6,808 for the year ended December 31, 2017, an increase of $6,419. The expenses for the years ended December 31, 2017 and 2016 primarily consisted of audit and review fees, filing fees, and professional fees.

Net Loss

The net loss for the year ended December 31, 2017 was $271,187 as compared to $6,808 for the year ended December 31, 2016. The net loss mainly derived from the loss from change in fair value of derivative liability of $276,100 associated with warrants attached to convertible notes payable. The net loss for the year ended December 31, 2016 was derived from general and administrative expenses incurred.

Related Party Transactions

The following individuals and entities have been identified as related parties based on their affiliation with our CEO and sole director, Jason Remillard:

Jason Remillard

Myriad Software Productions, LLC

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The following amounts were owed to related parties, affiliated with the CEO and Chairman of the Board, at the dates indicated:

December 31, 2017
Jason Remillard	$7,990

Myriad Software Productions, LLC	$0

Liquidity and Capital Resources

As of December 31, 2017 and 2016, we had no cash or cash equivalents and a working capital deficit of $481,627 and $210,440 respectively. During the fourth quarter of fiscal year 2017 and through the date of this Registration Statement, we have faced an increasingly challenging liquidity situation that has severely hamstrung our ability to execute our operating plan. We have generated no revenue though we have actively prepared to initiate business in the data security market, and we acquired an active business subsequent to December 31, 2017. We have also been required to maintain our corporate existence; satisfy the requirements of being a public company; and, have chosen to become a mandatory filer with the SEC. We will need obtain capital to continue operations. There is no assurance that our Company will be able to secure such funding on acceptable (or any) terms. During the year ended December 31, 2017 we reported a net loss of $271,187 and had negative cash flows from operating activities totaling $0 for the same period. Combined with a beginning cash balance of $0 as of January 01, 2017.

As of December 31, 2017, we had assets of cash in the amount of $0, and no other assets as the Company was just commencing operations. As of December 31, 2017, we had liabilities of $481,627. The Company’s accumulated deficit was $5,717,106.

The revenues, if any, generated from our acquisitions alone will not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless the Company can attract additional investment, the future of the Company operating as a going concern is in serious doubt.

We will now be obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time- consuming and costly. In order to meet the needs to comply with the requirements of the Securities Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

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For the Nine Month Period Ended September 30, 2018, as Compared to the Comparable Prior Period Ended September 30, 2017

Revenues and Cost of Goods Sold. No revenue was recorded for the nine month period ended September 30, 2018. No revenue was recorded in the comparable prior period ended September 30, 2017. No cost of goods sold were recorded during either period in 2018 or 2017.

General and Administrative. General and administrative expenses for the nine month period ended September 30, 2018 were $1,854,051, a significant increase of $1,845,576 from $5,475 incurred in the comparable prior period ended September 30, 2017. The increase was the result of the Company no longer being a shell company and having higher staffing levels, professional and service provider costs, and associated operating costs involved with the business operations.

Other income/expense. The Company had no “Other income” for the nine months ended September 30, 2018 and “Other expense” of $2,978,103 consisting mainly of interest expense and loss on the change in fair value of derivative liability. During the comparable prior period ended September 30, 2017, the Company had no “Other Income” or “Other expenses”.

Interest expense. Interest expense accrued for the nine month period ended September 30, 2018 was $22,115, compared with no interest expense for the comparable prior period in 2017. The increase in the accrued interest expense was due to the related increase in outstanding notes payable.

Net loss. Net loss for the nine month period ended September 30, 2018 was $4,832,154, compared to a net loss of $5,475 for the comparable period in 2017.

For the Three Month Period Ended September 30, 2018, as Compared to the Comparable Prior Period Ended September 30, 2017

Revenues and Cost of Goods Sold. We had no revenues for the three month period ended September 30, 2018, compared to no revenue in the comparable prior period ended September 30, 2017. No cost of goods sold were recorded during either period in 2018 or 2017.

General and Administrative. General and administrative expenses for the three month period ended September 30, 2018 were $562,838, as compared to no such expenses incurred in the comparable prior period ended September 30, 2017. The increase was the result of the Company no longer being a shell and commencing business operations.

Interest expense. The Company had interest expense of $13,408 for the three month period ended September 30, 2018, compared to no interest expense for the comparable prior three month period ended 2017.

Net loss. Net income for the three month period ended September 30, 2018 was $3,382,742 compared to a net loss of $0 in the comparable prior three month period in 2017.

Going Concern

Our consolidated financial statements included elsewhere in this Form 10 have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in such consolidated financial statements, we had a stockholders’ deficit of $481,627 at December 31, 2017 and incurred a net loss of $271,187 for the year ended December 31, 2017. These factors raise substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm in their audit report to our financial statements for the years ended December 31, 2017 and 2016 expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern was raised due to our net losses and negative cash flows from operations since inception and our expectation that these conditions may continue for the foreseeable future. In addition, we will require additional financing to fund future operations. Our consolidated financial statements included elsewhere in this Form 10 do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The ability of the Company to continue its operations in the future is dependent on the plans of the Company’s management, which will include the raising of capital through debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. There can be no assurance that the Company will be able to raise any additional capital.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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ITEM 3.	PROPERTIES.

Our principal executive office is located at 1053 E. Whitaker Mill Rd. Suite 115 Raleigh, North Carolina, 27604. The space is a shared office space, which at the current time is suitable for the conduct of our business.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of January 10, 2019, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of more than 5% of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

	Number of Shares		Percentage of
Name & Address (1)	Beneficially Owned (2)		Outstanding Shares (2)

Executive Officers & Directors
Jason Remillard	2,300,000,000	(3)	31.03	%(4)

All current executive officers and directors as a group (1 person)	2,300,000,000		31.03%

5% Shareholders
Jason Remillard	2,300,000,000		31.03%

(1) The mailing address for each person is c/o LandStar, Inc., 1053 E. Whitaker Mill Rd. Suite 115 Raleigh, North Carolina, 27604.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Registration Statement (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding as of the date of this Form 10, which is 5,112,210,803 shares, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(3) Includes (i) 1,000,000,000 shares which would be issued to Mr. Remillard upon conversion of his Series A Preferred Stock; (ii) 1,200,000,000 shares to be issued to Mr. Remillard from the Myriad acquisition; and, (iii) 100,000,000 shares to be issued to Mr. Remillard from the Data443 acquisition.

(4) Based upon assuming 7,412,210,803 issued and outstanding shares.

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ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth certain information regarding our current executive officers and directors as of December 31, 2017:

NAME	AGE	POSITION

Jason Remillard	44	President; Chief Executive Officer;
		Chief Financial Officer; Secretary;
		Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our shareholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Jason Remillard. Started his career in the early 1990’s with an internet service provider, Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide and in both cyber-security and IT operations capabilities. He has had a distinguished career of over 25-years in the business of enterprise information technology, providing services world-wide. He has been on all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and, (iii) as the customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming Data443, Mr. Remillard focused on building an award winning data privacy and compliance product – ClassiDocs™. During this time he focused on enterprise customer relationships, strategic industry partnerships and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. Prior to this, he relocated to New York City to serve as VP of Security Architecture and Engineering for Deutsche Bank and managed a large and complex portfolio of technology and staff globally, including risk management, data security and enterprise compliance programs. During the last five years Mr. Remillard also led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. In addition to Mr. Remillard’s previous years as a management consultant for IBM Corporation, he has also developed, marketed and successfully managed five other startups in the cyber security space. With almost 30 years of enterprise IT, business development and product sales experience, Mr. Remillard continues to execute on his vision of simplifying important security capabilities to protect important assets.

Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a founding member of the Blockchain Executive Group; former VP of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and, Strategic Consultant for RBC Bank, TD Bank. Based upon his experience, and expertise, in the data security space, Mr. Remillard lends himself to be an ideal candidate to head the Company and serve on the Board.

Mr. Remillard devotes virtually all of his time to us.

Family Relationships

There are no family relationships between any of our officers and directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act, as amended, will require our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee and Compensation Committee. As the Company’s business expands, the directors will evaluate the necessity of an Audit Committee.

Code of Ethics

The Company has not adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

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ITEM 6.	EXECUTIVE COMPENSATION.

Our named executive officers, consisting of our principal executive officer, as of December 31, 2017 and December 31, 2016 (the “Named Executive Officers”), were:

William Alessi	Chief Executive Officer; Chief Financial Officer; Sole Director

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2017 and 2016, compensation awarded or paid to our Named Executive Officers:

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
William Alessi;
CEO, CFO, Sole
Board Member	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jason Remillard;
CEO, CFO, Sole
Board Member	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jason Remillard;
CEO, CFO, Sole
Board Member	2018	-0-	-0-	$180,000	$132,692	$78,500	-0-	-0-	$391,192

There were no officers or directors in 2016.

Employment Agreements

We do not have an employment or consulting agreement with any officers or directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

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Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Certain Relationships and Related Transactions

There were none in 2016 or 2017 .

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC (“Myriad”), which was wholly owned by our sole director and officer, Jason Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of the following: $50,000 paid at closing, (ii) $250,000 in the form of a promissory note, and (iii) $1,200,000 in shares of common stock, valued as of the closing, which equated to 1,200,000,000 shares of Company common stock.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

Our board of directors is currently composed of a single member, Jason Remillard, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

ITEM 8.	LEGAL PROCEEDINGS.

From time to time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Other than as described below, as of the date of this Registration Statement we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On or about April 9, 2018, a Current Report on Form 8-K (the “8-K”) was filed under the name “Landstar, Inc.” The filing was not authorized by the Company and the Company has had no communication with the named filer. The 8-K purports to present financial statements for the years ended December 31, 2017 and 2016, and includes an entry for “long-term debt with interest” for $1,000,000 on the balance sheet. Although the Company is aware of an unsubstantiated claim for a $500,000 debt obligation, the Company is not familiar with the allegations that form the basis for this claim. The Company intends to vigorously dispute this claim.

On 25 February 2019 the Company filed a lawsuit (the “Complaint”) in the United States District Court for the Eastern District of New York. The Complaint was filed against Hubai Chuguan Industry Co., Ltd. (“Chuguan”). The Complaint also names Madison Stock Transfer Inc., the Company’s transfer agent, as a nominal defendant. With the filing of the Complaint, the Company seeks to cancel and return to the status of unissued and authorized shares, 1.5 billion shares of the Company’s common stock which currently stand in the name of Chuguan (the “Shares”). The Company believes that, among other things, the Shares were mistakenly issued and were never delivered to Chuguan; that Chuguan never delivered consideration for the Shares to the Company; and, that Chuguan has no claim of right to the Shares. Although the ultimate outcome of this matter cannot be determined with certainty, the Company believes that its allegations stated in the Complaint are true and correct. The Company intends to vigorously prosecute the Complaint and cancel the Shares, with the Shares then returned to the status of authorized and unissued shares of the Company.

The Company recently received a demand Mina Mar Group, Inc. (“Mina Mar”) for the conversion of a purported $90,000 note purportedly issued by the Company in 2008 and now owned by Mina Mar. The Company has no record of this obligation and there is indication that this purported obligation was ever recorded in the financial records of the Company. The Company believes that any action or collection or conversion of this purported note will be barred by the statute of limitations. As such, the Company has denied the existence and viability of the note, and will vigorously dispute this claim.

The Company also recently received a separate demand from Mina Mar claiming that it also owns one million shares of the Company preferred stock. No stock certificate has been presented by Mina Mar, despite repeated requests for Mina Mar to do so, and there are no records indicating that the Company ever issued these shares to Mina Mar, or to the party from which Mina Mar contends it acquired the shares. Further, we believe that any such claim, if there is one, is barred by the statute of limitations. As such, the Company has rejected the claim to the shares, and the Company will vigorously dispute this claim.

The Company recently received a demand from a former consultant, Don Murray, demanding payment of amounts purportedly owed to Mr. Murray. The Company believes that no amounts are owed to Mr. Murray. The Company continues to review all relevant facts and circumstances and is considering all available legal options.

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Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is currently quoted on the OTC Pink under the trading symbol “LDSR”. Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2016	High Bid	Low Bid
First Quarter	$0.0001	$0.0001
Second Quarter	$0.0001	$0.0001
Third Quarter	$0.0001	$0.0001
Fourth Quarter	$0.0001	$0.0001

Fiscal Year 2017	High Bid	Low Bid
First Quarter	$0.0001	$0.0001
Second Quarter	$0.0003	$0.0001
Third Quarter	$0.0009	$0.0002
Fourth Quarter	$0.0011	$0.0001

Fiscal Year 2018	High Bid	Low Bid
First Quarter	$0.0266	$0.0005
Second Quarter	$0.0183	$0.0085
Third Quarter	$0.018	$0.0004
Fourth Quarter	$0.0098	$0.0017

Holders

As of December 31, 201 8 , we had 5,112,210,803 shares of our Common Stock, par value $.001, issued and outstanding. There were 496 beneficial owners of our Common Stock.

Transfer Agent and Registrar

The transfer agent for our capital stock is Madison Stock Transfer Inc., with an address of 2500 Coney Island Ave, Sub Level Brooklyn, New York 11223, with a telephone of 718-627-4453.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock is currently within the definition of a penny stock and will be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

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For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit the investors’ ability to buy and sell our stock.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock during the fiscal years ended December 31 2017 or 2016, respectively.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

●	On 26 January 2018 the Company agreed to issue $1,200,000 in shares of our common stock, valued as of that date, to Jason Remillard under the transaction in which we acquired substantially all of the assets of Myriad Software Productions, LLC. This equated to 1,200,000,000 shares of our common stock, none of which have been issued to Mr. Remillard. The issuance was exempt under Section 4(a)(2) of the Securities Act.

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●	On or about February 6, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Blue Citi LLC (“Blue Citi”) under which Blue Citi would purchase $500,000 in 8% interest accruing, convertible notes, maturing 18 months after issue. Subsequently, the Company and Blue Citi reached a verbal agreement to extend the SPA to $1,000,000. Each note was previously convertible at the option of Blue Citi into common shares at a 25% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion. See, below, the discussion for the September 30, 2018 transactions involving the Restructuring Agreement and the Consolidated Note.

●	On March 16, 2018, the Company converted $2,000 of a promissory note into 40,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On March 20, 2018, the Company converted $1,750 of a promissory note into 35,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2).

●	On April 18, 2018, the Company converted $3,100 of a promissory note into 62,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On April 19, 2018, the Company converted $3,150 of a promissory note into 63,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On 29 June 2018 the Company agreed to issue 100,000,000 shares of our common stock, and an additional 100,000,000 shares upon satisfaction of certain conditions, to Mr. Remillard under the transaction in which we acquired all of the shares of Data443. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	Through Data443, we have signed consulting contracts with a team of consultants and advisors, of which, four provide senior leadership to the Company in corporate development, technology development, finance, operations, and sale and marketing, with the others providing services in administration, marketing, sales, and engineering. Additionally, we engage junior and mid-level engineering consultants on a project-by-project basis to further develop technology and to implement services for prospective clients. Collectively, the team is paid approximately $200,000 each quarter. Additionally, we have granted stock and stock options to some of these consultants and advisors as part of their compensation or in lieu of cash to reduce cash outlays. Grants of stock and stock options are awarded selectively to consultants upon their start dates, and every quarter thereafter throughout the term of their engagement at a fixed dollar amount. Each grant of stock and stock options is irrevocable, and some stock grants include registration rights; however, each grant of stock is restricted until the one-year anniversary from the grant date, and each grant of stock options vests on the one-year anniversary of the grant date. For the nine-month period ended September 30, 2018: (i) 133,567,651 common shares were granted as restricted stock awards; and, (ii) options to purchase 182,550,551 common shares were granted. The exercise prices for the grants of stock options range from $0.0014 to $0.018. One of our consulting contracts is with Myriad Software. Of the shares and options reserved for consultants during the period ending September 30, 2018, approximately 36,055,901 common shares and 36,287,144 in stock options were granted to Myriad Software. Of the approximately $400,000 payable to consultants and advisors in the period ending September 30, 2018, $30,000 of the Company’s consultant expense was due to Myriad Software for services rendered by Jason Remillard during the period. None of the shares committed under this paragraph have been issued as of the date of this Statement. These shares have been recorded as common shares issuable and included in additional paid-in capital – stock subscription within our financial statements for the period ending September 30, 2018 and have not been included in the total number of issued and outstanding shares reflected herein.

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●	On July 2, 2018, the Company converted $10,000 of a promissory note into 200,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On August 9, 2018, the Company converted $5,000 of a promissory note into 100,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On September 30, 2018, the Company entered into a Debt Restructuring Agreement with Blue Citi (the “Restructuring Agreement”). Pursuant to the Restructuring Agreement, the parties agreed, among other things, to combine all of the Convertible Notes and other amounts owed to Blue Citi into a single note dated 30 September 2018 (the “Consolidated Note”). The Consolidated Note made the Convertible Notes null and void, and provided for, among other things, (i) an original principal amount of $829,680; (ii) 8% annual interest; (iii) 18-month maturity; (iv) reduction in the conversion discount from 25% to 10%, meaning that the Conversion Note, at the option of Blue Citi, is convertible into common shares at a price equal to 90% of the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion; and, (v) Blue Citi waived all known and unknown breaches under the Convertible Notes. The outstanding principal for the Consolidated Note as of September 30, 2018 was $829,680. Based on this amount, and the Company’s lowest stock price of $0.0056 per share during the preceding ten day period, the Consolidated Note is convertible into approximately 148,157,143 shares of our common stock. However, the Consolidated Note contains a limiter prohibiting the holder from converting if the conversion would cause the holder to own more than 4.99% of the Company’s then outstanding common stock after giving effect to the conversion of the stock. The issuance of the Consolidated Note was exempt under Section 4(a)(2) of the Securities Act.

●	On October 12, 2018, the Company issued to AFT Funding Corp. the Company’s promissory note in the amount of $110,000 in exchange for $100,000 in net proceeds. The note provides for a maturity date of July 16, 2019; 8% interest; and, the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20-days preceding the conversion; or, (ii) the lowest price for our common stock for the 20-days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

●	On 16 October 2018, the Company converted $20,000 of a promissory note into 400,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●

On 22 October 2018 the Company agreed to issue 164,533,821 shares of our common stock Modevity, LLC under the transaction in which we acquired certain assets of Modevity, LLC. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	On October 23, 2018, the Company issued to Smea2z LLC the Company’s promissory note in the amount of $220,000 in exchange for $200,000 in net proceeds. The note provides for a maturity date of July 23, 2019; 8% interest; and, the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20-days preceding the conversion; or, (ii) the lowest price for our common stock for the 20-days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

●	On 15 November 2018 the Company converted $5,000 of a promissory note into 100,000,000 shares of its common stock. The issuance was exempt under Section 4(a)(2) of the Securities Act.

●	From October 01, 2018 through December 13, 2018, Blue Citi loaned to the Company an additional $175,000, which amount is to be added to the Consolidated Note and subject to the same terms and conditions therein. These amounts added to the Consolidated Note was exempt under Section 4(a)(2) of the Securities Act.

●	On December 20, 2018 the Company issued a total of 252,016,130 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also issued to the subscribers warrants to acquire a total of 50,403,226 shares of our common stock at a strike price of $0,003 per share, with a cashless exercise feature and a five (5) year term. The issuance was exempt under Section 4(a)(2) of the Securities Act.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

This Form 10 relates to our common stock, $0.001 par value per share (the “Common Stock”). We are authorized to issue 8,888,000,000 shares of Common Stock. We are also authorized to issue 50,000,000 shares of preferred stock, par value $0.001(the “Preferred Stock”). As of December 31, 2017, there were 3,947,676,982 shares of Common Stock and 1,000,000 shares of Preferred Stock outstanding. As of December 31, 2018, there were 5,112,210,803 shares of Common Stock and 1,000,000 shares of Preferred Stock outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs.

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The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares or a majority of the shareholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Preferred Stock

We have authority to issue 50,000,000 shares of “blank check” Preferred Stock. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series A Preferred Stock

As of December 31, 2017 and 2018, there were 1,000,000 shares of Series A Preferred Stock issued and outstanding , respectively. The Series A Preferred shares (i) vote on all matters with the holders of common stock as if each shares of Series A was converted into 15,000 shares of common stock; and, (ii) are convertible into shares of common stock, at any time in the discretion of the holders of the Series A shares, at a ratio of 1,000 shares of common stock for each share of Series A.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

38

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement beginning at page F-1 and are incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

39

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

The following financial statements are being filed as part of this Registration Statement:

40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Landstar, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Landstar, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows, for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will become a going concern. As described in Note 3 to the financial statements, the Company has not generated any revenue and has limitations as limitations on its operating capital resources, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thayer O’Neal Company, LLC

We have served as the Company’s auditor since 2018.

Houston, Texas

January 10, 2019

F-1

LANDSTAR, INC.

Balance Sheets

December 31, 2017 and 2016

	2017	2016

Assets
Total assets	$-	$-

Liabilities

Current liabilities:
Accounts payable	$52,837	$65,740
Convertible notes payable	125,000	125,000
Derivative liability	295,800	19,700
Due to related party	7,990	-

Total current liabilities	481,627	210,440

Total liabilities	481,627	210,440

Stockholders’ deficit

Preferred stock, $0.001 par value; 50,000,000 shares authorized; 1,000,000 issued and outstanding as of December 31, 2017 and 2016	1,000	1,000
Common stock, $0.001 par value; 8,888,000,000 shares authorized; 3,947,676,982 issued and outstanding as of December 31, 2017 and 2016	3,947,677	3,947,677
Additional paid-in capital	1,286,802	1,286,802
Accumulated deficit	(5,717,106)	(5,445,919)

Total stockholders’ deficit	(481,627)	(210,440)

Total liabilities and stockholders’ deficit	$-	$-

See the accompanying Notes, which are an integral part of these Financial Statements

F-2

LANDSTAR, INC.

Statements of Operations

For the Years Ended December 31, 2017 and 2016

	2017	2016

Revenue	$-	$-

Operating expenses:
General and administrative	13,227	6,808
Sales and marketing	1,000	-

Total operating expenses	14,227	6,808

Loss from operations	(14,227)	(6,808)

Other income (expense):
Other income	19,140	-

Loss from change in fair value of derivative liability	(276,100)	-

Net loss	$(271,187)	$(6,808)

Net loss per common share, basic and diluted	(0.00)	(0.00)

Weighted-average common shares, basic and diluted	3,947,676,982	3,947,676,982

See the accompanying Notes, which are an integral part of these Financial Statements

F-3

LANDSTAR, INC.

Statements of Stockholders’ Deficit

For the Years Ended December 31, 2017 and 2016

	Convertible Preferred Series A		Common Stock		Additional Paid-in	Accumulated	Total Stockholder
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance as of January 1, 2016	1,000,000	$1,000	3,947,676,982	$3,947,677	$1,286,802	$(5,439,111)	$(203,632)

Net loss	-	-	-	-	-	(6,808)	(6,808)

Balance as of December 31, 2016	1,000,000	1,000	3,947,676,982	3,947,677	1,286,802	(5,445,919)	(210,440)

Net loss	-	-	-	-	-	(271,187)	(271,187)

Balance as of December 31, 2017	1,000,000	$1,000	3,947,676,982	$3,947,677	$1,286,802	$(5,717,106)	$(481,627)

See the accompanying Notes, which are an integral part of these Financial Statements

F-4

LANDSTAR, INC.

Statements of Cash Flows

For the Years Ended December 31, 2017 and 2016

	2017	2016

Cash flows from operating activities

Net loss	$(271,187)	$(6,808)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss from change in fair value of derivative liability	276,100	-
Changes in operating assets and liabilities:
Accounts payable	(12,903)	6,808
Due to related party	7,990

Net cash used in operating activities	-	-

Net change in cash	-	-

Cash as of beginning of year	-	-

Cash as of end of year	$-	$-

Supplemental cash flow information:

Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

See the accompanying Notes, which are an integral part of these Financial Statements

F-5

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

LandStar, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. The Company is developing products that enable secure data, at rest and in flight, across local devices, network, cloud, and databases.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

F-6

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial Conversion Feature - The issuance of the convertible debt described in Note 4, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital).

Income Taxes

The liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

F-7

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Fair Value Measurements

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;

●	quoted prices for identical or similar assets or liabilities in inactive markets;

●	inputs other than quoted prices that are observable for the asset or liability;

●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Net Loss Per Common Share

The Company calculates net loss per common share as a measurement of the Company’s performance while giving effect to all dilutive potential common shares that were outstanding during the reporting period. As the Company had a net loss for all periods presented, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares used to calculate both basic and diluted earnings per share are the same.

F-8

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s operations are in North America.

Recently Issued Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment. The FASB issued ASU 2016-09 to simplify several aspects of the accounting for share-based payment transactions, including income tax consequences. The guidance is currently effective for the Company for the year-ending December 31, 2018. The Company is currently evaluating the effect of this guidance on its financial statements.

In November 2015, FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The new standard requires that deferred tax assets and liabilities be classified as noncurrent in a classified statement of financial position. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual report period. The amendments in this ASU may be applied either prospectively to all deferred tax assets and liabilities or retrospectively to all periods presented. The Company adopted this standard as of December 31, 2017.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern, which requires management to assess an entity’s ability to continue as a going concern and to provide related disclosures in certain circumstances. Under the new guidance, disclosures are required when conditions give rise to substantial doubt about an entity’s ability to continue as a going concern within one year from the financial statement issuance date. The guidance is effective for annual periods ending after December 15, 2016, and all annual and interim periods thereafter. The Company adopted ASU 2014-15 for the year ended December 31, 2016.

F-9

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The provisions of ASU 2016-02 set out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for in a similar manner as under existing guidance for operating leases. ASU 2016-02 supersedes the previous lease standard, Topic 840, Leases. This guidance is effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s financial statements.

Note 2: Restatement of Previously Issued Financial Statements

The Company has restated previously issued financial statements as of December 31, 2017 and 2016, to reflect the correction of errors related to understatements of accounts payable and amounts due to a related party, and accounting for liabilities created by a beneficial conversion feature associated with the issuance of a convertible note payable.

The following sets forth the previously reported and restated amounts of selected items within the balance sheet and statement of operations as of and for the year ended December 31, 2017 and 2016:

	2017
	As Previously Reported	Correction of Errors	As Restated

Accounts payable	$-	$52,837	$52,837
Due to related party	-	7,990	7,990
Derivative liability	-	295,800	295,800
Stockholders’ deficit, December 31, 2017	125,000	356,627	481,627
Net loss for the year ended December 31, 2017	-	271,187	271,187

F-10

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

Note 2: Restatement of Previously Issued Financial Statements (concluded)

	2016
	As Previously Reported	Correction of Errors	As Restated

Accounts payable	$-	$65,740	$65,740
Derivative liability	-	19,700	19,700
Stockholders’ deficit, January 1, 2016	125,000	78,632	203,632
Stockholders’ deficit, December 31, 2016	125,000	85,540	210,440
Net loss for the year ended December 31, 2016	-	6,808	6,808

NOTE 3: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During 2018, the Company has made one product acquisition, ClassiDocs, and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443”). The Company is actively seeking new products and entities to acquire, with several candidates identified. The Company has developed, and continues to develop, large scale relationships with cyber security, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of December 31, 2017, the Company had operating losses, negative net working capital, and an accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-11

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 4: CONVERTIBLE NOTE PAYABLE

Convertible note payable consists of a non-interest bearing convertible note for the original principal of $125,000, payable on demand and convertible at the option of the holder into common shares at the conversion price of $0.00005 per share. The outstanding principal for the convertible note was $125,000 as of December 31, 2017 and 2016. The embedded conversion feature in this note created a beneficial conversion feature (“BCF”) totaling $296,000 and $375,000 as of December 31, 2017 and 2016.

NOTE 5: DERIVATIVE LIABILITY

Management determined that liabilities created by a beneficial conversion feature associated with the issuance of a convertible note payable (see Note 4) meets the criteria of a derivative and is required to be measured at fair value. The fair value of this derivative liability was determined based on management’s estimate of the expected future cash flows required to settle the liability. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

Derivative liability as of December 31, 2016	$19,700
Change in fair value of derivative liability	276,100

Derivative liability as of December 31, 2017	$295,800

The amount of net loss for the period attributable to the unrealized losses relating to liability still held at the reporting date	$276,100

NOTE 6: CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001, of which 1,000,000 shares have been designated as Series A. As of December 31, 2017 and 2016, 1,000,000 shares of Series A were issued and outstanding, and each share of Series A was (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 1,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Jason Remillard, (“Mr. Remillard”) sole director and sole officer of the Company.

Common Stock

The Company is authorized to issue 8,888,000,000 shares of common stock with a par value of $0.001 per share. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2017 and 2016 was 3,947,676,982.

F-12

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 7: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	2017	2016
Noncurrent:
Deferred tax assets:
Tax loss	$1,250,100	$1,941,500
Valuation allowance	(1,250,100)	(1,941,500)

Total deferred tax assets, noncurrent	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2017 and 2016, the valuation allowance decreased by $691,400 and increased by $2,400, respectively. The Company has net operating and economic loss carryforwards of $5,441,000 available to offset future federal and state taxable income.

The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2017 and 2016, and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:

	2017		2016
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

Income tax benefit at statutory rate	$(92,200)	(34.0%)	(2,300)	(34.0%)
State income taxes, net of federal tax benefit	(5,400)	(2.0%)	(100)	(1.5%)
Change in valuation allowance	97,600	36.0%	2,400	35.5%

Income tax benefit	$-	0.0%	$-	0.0%

NOTE 8: RELATED PARTY TRANSACTIONS

During 2017, Mr. Remillard made certain advances to the Company totaling $7,990 to be used for operating expenses. As of December 31, 2017, $7,990 was included in due from related party for those advances.

F-13

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 9: LEGAL AND OTHER MATTERS

On or about April 9, 2018, a Current Report on Form 8-K (“8-K”) was filed under the name “Landstar, Inc.” The filing was not authorized by the Company and the Company has had no communication with the named filer. The 8-K purports to present financial statements for the years ended December 31, 2017 and 2016, and includes an entry for “long-term debt with interest” for $1,000,000 on the balance sheet. Although the Company is aware of an unsubstantiated claim for a $500,000 debt obligation, the Company is not familiar with the allegations that form the basis for this claim. The Company has yet to initiate action in response, though the Company intends to vigorously dispute this claim.

Chuguan Industry Co. Ltd., which the Company believes is located in Beijing, China, appears on the Company’s shareholder list as a shareholder of record for 1,500,000,000 shares of Company common stock. However, the Company’s research has uncovered credible documentation that these shares were cancelled and should not be listed as issued and outstanding. The Company continues to investigate the validity of the cancellation documentation in order to determine if these shares are actually outstanding.

The Company recently received a demand for conversion of a purported $90,000 note purportedly issued by the Company in 2008. The Company has no record of this obligation and there is indication that this purported obligation was ever recorded in the financial records of the Company. The Company believes that any action or collection or conversion of this purported note will be barred by the statute of limitations. As such, the Company has denied the existence and viability of the note, and will vigorously dispute this claim.

The Company recently received a demand from the same party claiming to have ownership of one million shares of the Company preferred stock. No stock certificate has been presented by the party claiming ownership, and there are no records indicating that the Corporation ever issued these shares to the claimant, or to the party from which the claimant contends it acquired the shares. Further, we believe that any such claim, if there is one, is barred by the statute of limitations. As such, the Company has rejected the claim to the shares, and the Company will vigorously dispute this claim.

The Company recently received a demand from a former consultant demanding payment of amounts purportedly owed to the consultant. The Company believes that no amounts are owed to the consultant. The Company is reviewing all relevant facts and circumstances and considering all available legal options.

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company’s management is unaware of any other pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10: SUBSEQUENT EVENTS

Myriad Software Productions, LLC Acquisition

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC (“Myriad”), which was wholly owned by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of the following: $50,000 paid at closing, (ii) $250,000 in the form of a promissory note, and (iii) $1,200,000 in shares of common stock, valued as of the closing, which equated to 1,200,000,000 shares of Company common stock.

F-14

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 10: SUBSEQUENT EVENTS (continued)

As the transaction was a business combination among entities under common control, the Company recorded the assets and liabilities of Myriad at carrying value, as though the transaction occurred at the beginning of the applicable period, or January 1, 2018. The following table summarizes the carrying value of the assets acquired and liabilities assumed as of January 1, 2018:

Carrying value of operating assets acquired:
Cash	$4,478

Carrying value of liabilities assumed:
Accounts payable	116,039

Net carrying value acquired	$(111,561)

Data443 Risk Mitigation, Inc. Acquisition

During June 2018, the Company acquired Data443 through a share exchange whereby the outstanding common stock in Data443, which was wholly owned by Mr. Remillard, was exchanged for shares of common stock of the Company. The total consideration issued for the acquisition of Data443 was as follows:

(a)	100,000,000 shares of Company common stock, and

(b)	On the 18-month anniversary of the closing of the share exchange (the “Earn Out Date”), an additional 100,000,000 shares of Company common stock (the “Earn Out Shares”) provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions).

None of the shares of common stock to be issued to Mr. Remillard under the share exchange have been issued.

As the transaction was a business combination among entities under common control, the Company recorded the assets and liabilities of Data443 at carrying value, as though the transaction occurred at the beginning of the applicable period, or January 1, 2018. The following table summarizes the carrying value of the liabilities assumed as of January 1, 2018:

Carrying value of liabilities assumed:
Accounts payable	$17,993

Net carrying value acquired	$(17,993)

F-15

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 10: SUBSEQUENT EVENTS (continued)

Equity Purchase Agreement

On or about February 5, 2018, the Company entered into the EPA with Blue Citi, under which Blue Citi could purchase up to $10,000,000 of the Company’s common stock over a period of time terminating on the earlier of, (i) 24 months from the date on which the EPA was executed, or (ii) the date on which Blue Citi purchased the aggregate maximum purchase price of $10,000,000 pursuant to the EPA. The purchase price for the Company’s shares of common stock to be paid by Blue Citi was 85% of the price of Company shares traded on the principal market of the Company’s common stock pursuant to a specific time period and formula in the EPA.

Additionally, in connection with the EPA, the Company agreed to a $100,000 commitment fee (the “Commitment Fee”), payable in common shares which equated to 28,571,429 shares of Company common stock (the “Commitment Shares”).

During September 2018, in connection with the Convertible Note Amendment (note 5), the Company and Blue Citi agreed to terminate the EPA.

Consulting Agreements

During 2018, through Data443, the Company has signed consulting contracts with a team of consultants and advisors, of which, four provide senior leadership to the Company in corporate development, technology development, finance, operations, and sales and marketing, with the others providing services in administration, marketing, sales, and engineering. Additionally, the Company engages junior- and mid-level engineering consultants on a project-by-project basis to further develop technology and to implement services for prospective clients. Collectively, the team is paid approximately $200,000 each quarter. Additionally, the Company has granted stock and stock options to some of these consultants and advisors as part of their compensation and/or in lieu of cash to reduce cash outlays. Stock and stock option grants are awarded selectively to consultants upon their start dates, and every quarter thereafter, during the term of their engagement, at a fixed dollar amount. Each stock and stock option grant is irrevocable, and some stock grants include registration rights; however, each stock and stock option grant is restricted until the one-year anniversary from the date of each respective grant.

F-16

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 10: SUBSEQUENT EVENTS (continued)

Convertible Notes Payable

During 2018, the following convertible notes payable were issued:

1.	Non-interest bearing convertible note held by Blue Citi LLC (“Blue Citi”) for the original principal of $125,000, payable on demand and convertible at the option of the holder into common shares at the conversion price of $0.00005 per share. The outstanding principal for the convertible note was $100,000 and $125,000 as of September 30, 2018 and December 31, 2017. During the nine-month period ending September 30, 2018, Blue Citi converted $25,000 of this convertible note into 500,000,000 shares of common stock. During the period of October 01, 2018 to December 20, 2018, Blue Citi converted an additional $25,000 of this convertible note into 500,000,000 shares of common stock.

2.	Convertible note held by Blue Citi for a total principal of $829,680 (the “Consolidated Note”). The Consolidated Note (i) accrues interest at the rate of 8% per annum; (ii) can be converted into shares of our common stock at a 10% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion (40% discount upon an event of default under the note), and (iii) is due and payable upon the 18-month anniversary of its issuance.

During September 2018, the Consolidated Note was issued to Blue Citi in connection with a restructuring (the “Convertible Note Restructuring”) of previously outstanding convertible notes with Blue Citi. Immediately prior to the issuance of this note, various convertible notes totaling $810,000, which had been issued between February and September 2018, were outstanding with Blue Citi, along with associated accrued interest total $19,680. Those notes (i) accrued interest at the rate of 8% per annum; (ii) could be converted into shares of the Company’s common stock at a 25% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion (50% discount upon an event of default under the note), and (iii) were due and payable upon the 12-month or 18-month anniversary of their issuance.

3.	Blue Citi loaned an additional $175,000 to the Company during the period of October 01, 2018 to December 20, 2018. This amount was added to the principal balance of the Consolidated Note and is subject to the same terms and conditions therein.

4.	On October 12, 2018, the Company issued to AFT Funding Corp. the Company’s promissory note in the amount of $110,000 in exchange for $100,000 in net proceeds. The note provides for a maturity date of July 16, 2019; 8% interest; and, the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20-days preceding the conversion; or, (ii) the lowest price for our common stock for the 20-days preceding the issuance of the note.

5.	On October 23, 2018, the Company issued to Smea2z LLC the Company’s promissory note in the amount of $220,000 in exchange for $200,000 in net proceeds. The note provides for a maturity date of July 23, 2019; 8% interest; and, the right of the holder to convert all amounts due into shares of the Company’s common stock at a price equal to 70% of the lesser of (i) the lowest price for our common stock during the 20-days preceding the conversion; or, (ii) the lowest price for our common stock for the 20-days preceding the issuance of the note. The issuance of the note was exempt under Section 4(a)(2) of the Securities Act.

Each of these convertible notes (collectively the “Convertible Notes”) contains an embedded conversion feature that the Company has determined is a derivative requiring bifurcation.

Stock Purchases

During 2018, the Company issued shares of its common stock in the following transactions:

On December 20, 2018 the Company issued a total of 252,016,130 restricted shares of its common stock for subscriptions of $500,000. The Company received the entire amount of the proceeds. In connection with the issuance of the shares, the Company also issued to the subscribers warrants to acquire a total of 50,403,226 shares of our common stock at a strike price of $0,003 per share, with a cashless exercise feature and a five (5) year term.

F-17

LANDSTAR, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 10: SUBSEQUENT EVENTS (concluded)

Stock Options and Restricted Stock

During 2018, the Company granted options to purchase common stock and restricted stock awards to certain consultants and advisors as consideration for services rendered. The terms of the stock option grants and awards of restricted stock are determined by the Company’s Board of Directors. The Company’s stock options and awards of restricted stock generally vest over a period of one year and have a maximum term of ten years. As of November 16, 2018 approximately 207,970,754 options and approximately 151,844,997 shares of restricted stock had been granted.

Other Items

On or about July 29, 2018, the Company entered into a letter of intent to acquire from Modevity, LLC (“Modevity”), an enterprise cloud-based data storage, protection, and workflow automation platform known as ARALOC™. Included as part of the proposed purchase, the Company would also acquire all technology, sales assets, and customers of Modevity , as related to ARALOC. It will take substantial effort on the part of the Company to continue selling ARALOC to its customers. The total consideration for this agreement includes a deposit of $50,000 which was made in July 2018, and (i) an additional $150,000, payable at closing, (ii) $750,000, in the form of a 10-month promissory note, and (iii) 164,533,821 shares of Company common stock.

On or about 22 October 2018 we closed on the acquisition with Modevity. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 164,533,821 shares of our common stock.

The Company has evaluated subsequent events through January 10, 2019, the date at which the financial statements were available for issuance.

F-18

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2018 and December 31, 2017 (Unaudited)

	2018	2017

Assets

Current assets:
Cash	$17,555	$-
Prepaid expenses and other current assets	2,662	-

Total current assets	20,217	-

Other noncurrent assets:
Intellectual property	46,800	-
Deposits	50,000	-

Total assets	$117,017	$-

Liabilities

Current liabilities:
Accounts payable	$404,342	$52,837
Accrued consulting expense	78,500	-
Convertible notes payable, current portion	100,000	125,000
Derivative liability, current portion	3,088,000	295,800
Due to related party	315,409	7,990
Common stock issuable	2,440,000	-

Total current liabilities	6,426,252	481,627

Long-term liabilities:
Convertible notes payable, net of current portion and unamortized discount of $829,680	-	-
Derivative liability, net of current portion	1,205,500	-

Total liabilities	7,631,752	481,627

Stockholders’ deficit

Preferred stock, $0.001 par value; 50,000,000 shares authorized; 1,000,000 issued and outstanding as of September 30, 2018 and December 31, 2017	1,000	1,000
Common stock, $0.001 par value; 8,888,000,000 shares authorized; 4,447,676,982 issued and outstanding as of September 30, 2018; 3,947,676,982 issued and outstanding as of December 31, 2017	4,447,677	3,947,677
Additional paid-in capital	-	1,286,802
Additional paid-in capital - stock subscription	1,607,322	-
Accumulated deficit	(13,570,734)	(5,717,106)

Total stockholders’ deficit	(7,514,735)	(481,627)

Total liabilities and stockholders’ deficit	$117,017	$-

See accompanying notes to condensed consolidated financial statements

F-19

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2018 and 2017 (Unaudited)

	Three Months Ended		Nine Months Ended
	2018	2017	2018	2017
Revenue	$-	$-	$-	$-

Operating expenses:

Research and development	37,262	-	104,732	-
General and administrative	514,058	-	1,714,372	5,475
Sales and marketing	11,518	-	34,947	-

Total operating expenses	562,838	-	1,854,051	5,475

Loss from operations	(562,838)	-	(1,854,051)	(5,475)

Other income (expense):
Interest expense	(13,408)	-	(22,115)	-
Loss on change in fair value of derivative liability	3,194,580	-	(3,168,020)	-
Other income	-	-	10,462	-

Total other expense	3,382,742	-	(2,978,103)	-

Net gain (loss)	$2,618,334	$-	$(5,034,538)	$(5,475)

Net gain (loss) per common share, basic and diluted	*	*	*	*

Weighted- average common shares, basic	4,699,850,895	3,947,676,982	4,594,907,672	3,947,676,982

Weighted- average common shares, diluted	5,700,728,525	**	**	**

* Less than $(0.01) per share

* Weighted average diluted is the same as basic for periods with net loss

See accompanying notes to condensed consolidated financial statements

F-20

LANDSTAR, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2018 and 2017 (Unaudited)

	2018	2017

Cash flows from operating activities

Net loss	$(5,034,538)	$(5,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from change in fair value of derivative liability	3,168,020	-
Consulting fees settled through common shares issuable	407,322	-
Share-based compensation expense	469,950	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,662)	-
Accounts payable	160,621	5,475
Due to related party	7,419	-
Accrued consulting expense	78,500	-

Net cash used in operating activities	(744,554)	-

Cash flows from investing activities

Cash received from acquisition of Myriad Software Productions, LLC	4,478	-
Deposit on acquisition of Modevity, LLC	(50,000)	-

Net cash used by investing activities	(45,522)	-

Cash flows from financing activities

Proceeds from issuance of convertible notes payable	829,680	-
Distributions to shareholders	(22,049)	-

Net cash provided by financing activities	807,631	-

Net increase in cash	17,555	-

Cash as of beginning of period	-	-

Cash as of end of period	$17,555	$-

Noncash investing and financing activities

Intangible assets acquired through issuance of accounts payable	$46,800	$-

Settlement of convertible notes payable through issuance of common stock	$25,000	$-

Common stock issuable from acquisitions	$2,440,000	$-

Increase in due to related party from acquisition	$300,000	$-

Settlement of accrued interest through issuance of convertible notes payable	$19,680	$-

See accompanying notes to condensed consolidated financial statements

F-21

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

LandStar, Inc. (“LandStar”) was incorporated as a Nevada corporation on May 4, 1998. LandStar and its Subsidiaries are developing products that enable secure data, at rest and in flight, across local devices, network, cloud, and databases.

Basis of Presentation

The unaudited condensed consolidated financial statements as of September 30, 2018, and for the three and nine months ended September 30, 2018 and 2017, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. These condensed consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair statement of the consolidated balance sheets, operating results, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Operating results for the three and nine months ended September 30, 2018, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2018. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been omitted in accordance with the SEC’s rules and regulations for interim reporting. The Company’s financial position, results of operations, and cash flows are presented in U.S. Dollars.

The accompanying condensed consolidated financial statements include the accounts of Landstar, Inc. and its wholly owned subsidiary, Data443 Risk Mitigation, Inc. and an entity under common control, Myriad Software Productions, LLC (together, the “Company”). Intercompany transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-22

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Common stock purchase warrants and derivative financial instruments - Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Beneficial conversion feature - The issuance of the convertible debt described in Note 5, below, generated a beneficial conversion feature (“BCF”), which arises when a debt or equity security is issued with an embedded conversion option that is beneficial to the investor or in the money at inception because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The Company recognized the BCF by allocating the intrinsic value of the conversion option, which is the number of shares of common stock available upon conversion multiplied by the difference between the effective conversion price per share and the fair value of common stock per share on the commitment date, resulting in a discount on the convertible debt (recorded as a component of additional paid-in capital).

F-23

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the condensed consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share- based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to early adopt ASU 2018-07. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $240,700 in nonemployee share-based compensation expense for the nine -month period ended September, 2018. There was no share-based compensation expense for the nine-month period ended September 30, 2017.

Determining the appropriate fair value model and the related assumptions requires judgment. There were no option grants during 2017. During 2018, the fair value of each option grant was estimated using a Black-Scholes option-pricing model on the date of the grant as follows:

Nonemployees

Estimated dividend yield	0.00%
Expected stock price volatility	340.00%
Weighted-average risk-free interest rate	2.70%
Expected life of options	5.00
Weighted-average fair value per share	$0.0040

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

F-24

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible assets with finite lives are amortized over their respective estimated useful lives to their estimated residual values. Estimated lives are reviewed annually. During June 2018, the Company purchased the rights to the WordPress GDPR framework for $46,800.

Impairment of Long-Lived Assets

Long-lived assets, such as intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Income Taxes

The liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Although no changes were made to provisional amounts during the nine months ended September 30, 2018, the Company will continue to evaluate their estimates related to the new legislation as clarifying guidance and interpretations are issued and the 2017 tax returns are completed.

On December 22, 2017, the SEC staff issued Staff Accounting Bulletin (“SAB”) 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (“TCJA”). SAB 118 provides a measurement period that should not extend beyond one year from the TCJA enactment date for companies to complete the accounting under ASC 740, Income Taxes.

Fair Value Measurements

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

F-25

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The three levels of the fair value hierarchy are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;
●	quoted prices for identical or similar assets or liabilities in inactive markets;
●	inputs other than quoted prices that are observable for the asset or liability;
●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodology used for significant liabilities measured at fair value:

Management determined that liabilities created by beneficial conversion features associated with the issuance of certain convertible notes payable (see Note 5), meet the criteria of derivatives and are required to be measured at fair value. The fair value of these derivative liabilities was determined based on management’s estimate of the expected future cash flows required to settle the liabilities. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

Derivative liability as of December 31, 2017	$295,800
Addition of new derivatives recognized as debt discounts	829,680
Change in fair value of derivative liabilities	3,168,020

Derivative liability as of September 30, 2018	$4,293,500

The amount of net loss for the nine-month period ending September 30, 2018, attributable to the unrealized losses relating to liability still held at the reporting date	$3,168,020

F-26

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Net Loss Per Common Share

The Company calculates net income or loss per common share as a measurement of the Company’s performance while giving effect to all dilutive potential common shares that were outstanding during the reporting period. For periods when the Company had a net loss, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, potential common shares are excluded from such periods.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s operations are in North America.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The provisions of ASU 2016-02 set out the principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of- use asset and a lease liability for all leases with a term of greater than 12 months, regardless of their classification. Leases with a term of 12 months or less will be accounted for in a similar manner as under existing guidance for operating leases. ASU 2016-02 supersedes the previous lease standard, Topic 840, Leases. This guidance is effective for the Company for the year ending December 31, 2019. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s consolidated financial statements.

F-27

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared (i) in accordance with U.S. GAAP, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on their operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

During the last nine months, the Company has made one product acquisition, ClassiDocs (see Note 4), and completed the acquisition of one entity, Data443 Risk Mitigation, Inc. (“Data443,” see note 4). The Company is actively seeking new products and entities to acquire, with several candidates identified. The Company has developed, and continues to develop, large scale relationships with cybersecurity, marketing and product organizations, and to market and promote ClassiDocs and other products the Company may develop or acquire. As of September 30, 2018, the Company had operating losses, negative net working capital, and an accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-28

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 3: ACQUISITIONS

Data443 Risk Mitigation, Inc. Acquisition

During June 2018, the Company acquired Data443 through a share exchange whereby the outstanding common stock in Data443, which was wholly owned by Mr. Jason Remillard (“Mr. Remillard”), sole director and sole officer of the Company, was exchanged for shares of common stock of the Company. The total consideration issued for the acquisition of Data443 was as follows:

(a)	100,000,000 shares of the Company’s common stock, valued at $1,220,000, and

(b)	On the 18-month anniversary of the closing of the share exchange (the “Earn Out Date”), an additional 100,000,000 shares of the Company’s common stock (the “Earn Out Shares”), valued at $1,220,000, provided that Data443 has at least an additional $1,000,000 in revenue by the Earn Out Date (not including revenue directly from acquisitions).

None of the shares of common stock to be issued to Mr. Remillard under the share exchange have been issued. As such, none of said shares are included as part of the issued and outstanding shares. However, these shares, including the Earn Out Shares, have been recorded as common shares issuable within the condensed consolidated financial statements as of September 30, 2018.

As the transaction was a business combination among entities under common control, the Company recorded the assets and liabilities of Data443 at carrying value, as though the transaction occurred at the beginning of the applicable period, or January 1, 2018. The following table summarizes the carrying value of the liabilities assumed as of January 1, 2018:

Carrying value of liabilities assumed:
Accounts payable	$27,232
Net carrying value acquired	$(27,232)

Myriad Software Productions, LLC Acquisition

In January 2018 the Company acquired substantially all of the assets of Myriad Software Productions, LLC (“Myriad”), which was wholly owned by Mr. Remillard. Those assets were comprised of the software program known as ClassiDocs, and all intellectual property and goodwill associated therewith. This acquisition changed the Company’s status to no longer being a “shell” under applicable securities rules. In consideration for the acquisition, the Company agreed to a purchase price of $1,500,000 comprised of the following: (i) $50,000 paid at closing, (ii) $250,000 in the form of a promissory note, and (iii) $1,200,000 in shares of common stock, valued as of the closing, which equated to 1,200,000,000 shares of Company common stock. The shares have not yet been issued and are not included as part of the issued and outstanding shares. However, these shares have been recorded as common shares issuable and included in additional paid-in capital - stock subscription within the condensed consolidated financial statements as of September 30, 2018.

F-29

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 3: ACQUISITIONS (concluded)

As the transaction was a business combination among entities under common control, the Company recorded the assets and liabilities of Myriad at carrying value, as though the transaction occurred at the beginning of the applicable period, or January 1, 2018. The following table summarizes the carrying value of the assets acquired and liabilities assumed as of January 1, 2018:

Carrying value of operating assets acquired:
Cash	$4,478
Carrying value of liabilities assumed:
Accounts payable	116,039
Net carrying value acquired	$(111,561)

Modevity, LLC Acquisition

On or about October 22, 2018 the Company entered into an asset purchase agreement with Modevity, LLC (“Modevity”) to acquire certain assets collectively known as ARALOC™, a software-as-a service (“SaaS”) platform that provides cloud-based data storage, protection, and workflow automation. The acquired assets consist of intellectual and related intangible property including applications and associated software code, and trademarks.  Access to books and records related to the customers and revenues Modevity created on the ARALOC™ platform were also included in the asset purchase agreement.  These assets were substantially less than the total assets of Modevity, and revenues from the platform comprised a portion of the overall sales of Modevity. We are required to create the technical capabilities to support the ongoing operation of this SaaS platform. A substantial effort on the part of the Company is needed to continue generating ARALOC™ revenues through development of a sales force, as well as billing and collection processes. We paid Modevity (i) $200,000 in cash; (ii) $750,000, in the form of our 10-month promissory note; and, (iii) 164,533,821 shares of our common stock.

NOTE 4: CONVERTIBLE NOTES PAYABLE

The convertible notes payable consist of:

1)	Non-interest bearing convertible note held by Blue Citi LLC (“Blue Citi”) for the original principal of $125,000, payable on demand and convertible at the option of the holder into common shares at the conversion price of $0.00005 per share. The outstanding principal for the convertible note was $100,000 and $125,000 as of September 30, 2018 and December 31, 2017. During the nine-month period ending September 30, 2018, Blue Citi converted $25,000 of this convertible note into 500,000,000 shares of common stock. The embedded conversion feature in this note created a BCF totaling approximately $3,088,000 as of September 30, 2018.

F-30

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 4: CONVERTIBLE NOTES PAYABLE (concluded)

2)

Convertible note held by Blue Citi for a total principal of $829,680 as of September 30, 2018. The note (i) accrues interest at the rate of 8% per annum; (ii) can be converted into shares of our common stock at a 10% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion (40% discount upon an event of default under the note), and (iii) is due and payable upon the 18-month anniversary of its issuance.

During September 2018, this convertible note was issued to Blue Citi in connection with a restructuring (the “Convertible Note Restructuring”) of previously outstanding convertible notes with Blue Citi. Immediately prior to the issuance of this note, various convertible notes totaling $810,000 were outstanding with Blue Citi, along with associated accrued interest total $19,680. Those notes (i) accrued interest at the rate of 8% per annum; (ii) could be converted into shares of the Company’s common stock at a 25% discount to the lowest trading price during the ten consecutive trading days immediately preceding the date of conversion (50% discount upon an event of default under the note), and (iii) were due and payable upon the 12-month or 18-month anniversary of their issuance.

The Company evaluated the terms of the conversion features of this convertible note in accordance with ASC 815, Derivatives and Hedging, and determined it is indexed to the Company's common stock and that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company determined the value of the conversion feature using the binomial valuation model as follows:

Expected term	18 months
Expected stock price volatility	340.00%
Weighted-average risk-free interest rate	2.70%
Expected dividend	$0.00

As of September 30, 2018, which was also the date of issuance of the convertible note, a liability totaling $1,205,500 was recorded and is included in long-term liabilities. This derivative liability was recorded with $829,680 of the value recognized as a debt discount on the convertible note which will be amortized over the life of the convertible note, and the remaining balance of $375,820 included in the change in fair value of the derivative liability within the consolidated statement of operations as of September 30, 2018.

As of September 30, 2018, the outstanding principal balance of the note was $829,680, offset by an unamortized debt discount balance of $829,680.

NOTE 5: COMMITMENTS AND CONTINGENCIES

Through Data443, the Company has signed consulting contracts with a team of consultants and advisors, of which, four provide senior leadership to the Company in corporate development, technology development, finance, operations, and sales and marketing, with the others providing services in administration, marketing, sales, and engineering. Additionally, the Company engages junior- and mid-level engineering consultants on a project-by-project basis to further develop technology and to implement services for prospective clients. Collectively, the team is paid approximately $200,000 each quarter. Additionally, the Company has granted stock and stock options to some of these consultants and advisors as part of their compensation and/or in lieu of cash to reduce cash outlays. Stock and stock option grants are awarded selectively to consultants upon their start dates, and every quarter thereafter, during the term of their engagement, at a fixed dollar amount. Each stock and stock option grant is irrevocable, and some stock grants include registration rights; however, each stock and stock option grant is restricted until the one-year anniversary from the date of each respective grant.

F-31

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 5: COMMITMENTS AND CONTINGENCIES (concluded)

On or about February 5, 2018, the Company entered into the Equity Purchase Agreement (“EPA”) with Blue Citi, under which Blue Citi could purchase up to $10,000,000 of the Company’s common stock over a period of time terminating on the earlier of (i) 24 months from the date on which the EPA was executed, or (ii) the date on which Blue Citi purchased the aggregate maximum purchase price of $10,000,000 pursuant to the EPA. The purchase price for the Company’s shares of common stock to be paid by Blue Citi was 85% of the price of Company shares traded on the principal market of the Company’s common stock pursuant to a specific time period and formula in the EPA. The embedded conversion feature in the EPA created a BCF totaling approximately $1,500,000 which was previously recognized as of June 30, 2018.

Additionally, in connection with the EPA, the Company agreed to a $100,000 commitment fee (the “Commitment Fee”), payable in common shares which equated to 28,571,429 shares of Company common stock (the “Commitment Shares”). The Commitment Fee was previously recognized in general and administrative expenses and the Commitment Shares, which were not issued, were recorded as common shares issuable and included in additional paid-in capital - stock subscription within the condensed consolidated financial statements as of June 30, 2018.

During September 2018, in connection with the Convertible Note Amendment (See Note 5), the Company and Blue Citi agreed to terminate the EPA. As a result of the termination, a gain on the change in fair value of the derivative liability totaling $1,500,000 was recognized during September 2018. As noted in the above paragraph, the Commitment Fee was previously recognized in general and administrative expenses and the Commitment Shares were never issued. As such, a reduction in general administrative expenses totaling $100,000 was recognized as of September 30, 2018.

NOTE 6: CAPITAL STOCK

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001, of which 1,000,000 shares have been designated as Series A. As of September 30, 2018 and December 31, 2017, 1,000,000 shares of Series A were issued and outstanding. Each share of Series A is (i) convertible into 1,000 shares of common stock, and (ii) entitled to vote 15,000 shares of common stock on all matters submitted to a vote by shareholders voting common stock. All issued and outstanding shares of Series A Preferred Stock are held by Mr. Remillard.

Common Stock

The Company is authorized to issue 8,838,000,000 shares of common stock with a par value of $0.001 per share. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of September 30, 2018 and December 31, 2017, was 4,447,676,982 and 3,947,676,982. This number does not include shares of common stock which the Company is obligated to issue.

F-32

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 6: CAPITAL STOCK (concluded)

On or about January 26, 2018, the Company committed to issue 1,200,000,000 shares to Myriad, a company wholly owned by the Chief Executive Officer and controlling shareholder Mr. Remillard, as part of the payment for the Company’s purchase of ClassiDocs from Myriad. Those shares will now be issued to Mr. Remillard pursuant to instructions from Myriad. While not yet issued as of this filing, these shares have been recorded as common shares issuable and included in additional paid-in capital - stock subscription within the condensed consolidated financial statements as of September 30, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

During June 2018, the Company committed to issue 100,000,000 shares to Mr. Remillard, and an additional estimated 100,000,000 shares as an earn out, to Mr. Remillard, under the transaction in which the Company acquired all of the shares of Data443. While not yet issued as of this filing, these shares have been recorded as common shares issuable and included in additional paid-in capital - stock subscription within the condensed consolidated financial statements as of September 30, 2018. These shares have not been included in the total number of issued and outstanding shares reflected herein.

NOTE 7: SHARE-BASED COMPENSATION

Stock Options

During 2018, the Company granted options to purchase common stock to certain consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the nine-month period ended September 30, 2018:

			Weighted-
			Average
	Available for	Options	Exercise
	Grant	Outstanding	Price
Balance as of January 1, 2018	-	-	$-
Authorization of awards	182,550,551	-	-
Grants of stock options	(182,550,551)	182,550,551	0.0046
Balance as of September 30, 2018	-	182,550,551	$0.0046

F-33

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 7: SHARE-BASED COMPENSATION (continued)

The following summarizes certain information about stock options vested and expected to vest as of September 30, 2018:

Weighted-Average
		Remaining	Weighted-
		Contractual Life	Average
	Number of Options	(In Years)	Exercise Price
Outstanding	182,550,551	9.45	$0.0046
Exercisable	-	-	-

The following table summarizes certain information about the stock options outstanding and exercisable as of September 30, 2018:

		Weighted-Average
	Number of Options	Remaining Life	Number of Options
Exercise Price	Outstanding	(In Years)	Exercisable
$0.0080	1,562,500	9.25	-
0.0014	121,428,571	9.34	-
0.0105	2,380,952	9.68	-
0.0106	1,000,000	9.67	-
0.0114	11,030,701	9.67	-
0.0115	14,782,607	9.58	-
0.0141	1,773,050	9.52	-
0.0144	1,666,666	9.64	-
0.0148	844,595	9.50	-
0.0150	1,600,000	9.40	-
0.0179	1,675,978	9.42	-
0.0100	8,737,864	9.84	-
0.0103	3,398,058	9.84	-
0.0070	3,428,572	9.90	-
0.0096	4,166,667	9.92	-
0.0122	3,073,770	9.75	-
	182,550,551		-

As of September 30, 2018, there was approximately $400,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements which is expected to be recognized within the next year.

F-34

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 7: SHARE-BASED COMPENSATION (concluded)

Restricted Stock Awards

During 2018, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the nonvested restricted stock activity for the nine-month period ended September 30, 2018:

		Weighted-Average
	Shares	Fair Value
Nonvested as of January 1, 2018	-	-
Shares of restricted stock reserved	133,567,651	0.0039
Nonvested as of September 30, 2018	133,567,651	0.0039

Share-based compensation expense for restricted stock grants during the nine months ended September 30, 2018, was approximately $229,250.

As of September 30, 2018, there was approximately $296,000 of total unrecognized compensation cost related to nonvested share-based compensation, which is expected to be recognized over the next year.

NOTE 8: LEGAL AND OTHER MATTERS

On or about April 9, 2018, a Current Report on Form 8-K (“8-K”) was filed under the name “Landstar, Inc.” The filing was not authorized by the Company and the Company has had no communication with the named filer. The 8-K purports to present financial statements for the years ended December 31, 2017 and 2016, and includes an entry for “long-term debt with interest” for $1,000,000 on the balance sheet. Although the Company is aware of an unsubstantiated claim for a $500,000 debt obligation, the Company is not familiar with the allegations that form the basis for this claim. The Company intends to vigorously dispute this claim.

F-35

LANDSTAR, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2018 and December 31, 2017 (Unaudited)

NOTE 8: LEGAL AND OTHER MATTERS (concluded)

Chuguan Industry Co. Ltd., which the Company believes is located in Beijing, China, appears on the Company’s shareholder list as a shareholder of record for 1,500,000,000 shares of Company common stock. However, the Company’s research has uncovered credible documentation that these shares were cancelled and should not be listed as issued and outstanding. The Company continues to investigate the validity of the cancellation documentation in order to determine if these shares are actually outstanding.

The Company recently received a demand for conversion of a purported $90,000 note purportedly issued by the Company in 2008. The Company has no record of this obligation and there is indication that this purported obligation was ever recorded in the financial records of the Company. The Company believes that any action or collection or conversion of this purported note will be barred by the statute of limitations. As such, the Company has denied the existence and viability of the note, and will vigorously dispute this claim.

The Company recently received a demand from the same party claiming to have ownership of one million shares of the Company preferred stock. No stock certificate has been presented by the party claiming ownership, and there are no records indicating that the Corporation ever issued these shares to the claimant, or to the party from which the claimant contends it acquired the shares. Further, we believe that any such claim, if there is one, is barred by the statute of limitations. As such, the Company has rejected the claim to the shares, and the Company will vigorously dispute this claim.

The Company recently received a demand from a former consultant demanding payment of amounts purportedly owed to the consultant. The Company believes that no amounts are owed to the consultant. The Company is reviewing all relevant facts and circumstances and considering all available legal options.

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company’s management is unaware of any other pending or threatened assertions and there are no current matters that would have a material effect on the Company’s condensed consolidated financial position or results of operations.

NOTE 9: SUBSEQUENT EVENTS

During October and November 2018, the Company converted $25,000 of an existing promissory note into 500,000,000 shares of common stock.

During October 2018, the Company amended an existing convertible note with Blue Citi to increase the outstanding principal from $829,680 to $1,004,680. Otherwise, there was no change to the existing terms of this convertible note.

During October 2018, the Company issued a convertible promissory note to AFT Funding Corp. totaling $110,000 in exchange for net proceeds of $100,000. The note (i) accrues interest at the rate of 8% per annum; (ii) is scheduled to mature in July 2019; and (iii) can be converted into shares of our common stock at a 30% discount to (a) the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion or (b) the lowest price of our common stock during the 20 consecutive trading days preceding the issuance of the note. (40% discount upon an event of default under the note), and (iii) is due and payable upon the 18-month anniversary of its issuance. The note can be converted at any time in the discretion of the holder. The embedded conversion feature in this note creates a BCF for which the value has not yet been determined as of the date of these condensed consolidated financial statements.

During October 2018, the Company issued a convertible promissory note to Smea2z LLC totaling $220,000 in exchange for net proceeds of $200,000. The note (i) accrues interest at the rate of 8% per annum; (ii) is scheduled to mature in July 2019; and (iii) can be converted into shares of our common stock at a 30% discount to (a) the lowest trading price during the 20 consecutive trading days immediately preceding the date of conversion or (b) the lowest price of our common stock during the 20 consecutive trading days preceding the issuance of the note. (40% discount upon an event of default under the note), and (iii) is due and payable upon the 18-month anniversary of its issuance. The note can be converted at any time in the discretion of the holder. The embedded conversion feature in this note creates a BCF for which the value has not yet been determined as of the date of these condensed consolidated financial statements.

During December 2018, the Company issued 252,016,130 share of common stock at price of approximately $0.002 per share for net proceeds of $500,000. In connection with the issuance of the common stock, the subscribers received warrants to purchase an additional 50,403,226 shares of common stock at a price of $0.003 per share. The warrants have a five year term and cashless exercise is permitted.

The Company has evaluated subsequent events through January 10, 2019, the date at which the condensed financial statements were available for issuance.

F-36

(b) Exhibits

Exhibit Number	Description of Document

2.1	Share Exchange Agreement dated December 31, 1998, by and between the Registrant and Rebound Corp., incorporated by reference to Exhibit 10.7 to Form 10-SB/A as filed by the Registrant with the Securities and Exchange Commission on January 7, 2000.

3.1	Articles of Incorporation of the Registrant, dated May 04, 1998, incorporated by reference to Exhibit 3(I) to Form 10-SB as filed by the Registrant with the Securities and Exchange Commission on January 4, 2000.

3.2*	Amended and Restated Articles of Incorporation of the Registrant, dated May 01, 2018.

3.3*	Certificate of Designation for Preferred Series A Stock of the Registrant, dated May 28, 2008.

3.4*	Amendment to Certificate of Designation for Preferred Series A Stock of the Registrant, dated April 27, 2018.

3.5	Bylaws of the Registrant, incorporated by reference to Exhibit I to Form 10-SB as filed by the Registrant with the Securities and Exchange Commission on January 4, 2000.

4.1*	Convertible Note issued by the Registrant on October 17, 2014 in favor of Atlantic Holding Corp. in the original principal amount of $125,000.

4.2*	8% Convertible Redeemable Note issued by the Registrant on October 16, 2018 in favor of AFT Funding Corp. in the original principal amount of $110,000.

4.3*	8% Convertible Redeemable Note issued by the Registrant on October 23, 2018 in favor of Smea2Z LLC in the original principal amount of $220,000.

10.1*	Asset Purchase Agreement dated January 26, 2018 by and between Myriad Software Productions, LLC and Data443 Risk Management, Inc.

10.2*	Secured Promissory Note dated January 26, 2018 issued by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC in the original principal amount of $250,000.

10.3*	Security Agreement dated January 26, 2018 executed by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC.

10.4*	Share Exchange Agreement dated June 29 2018 by and between LandStar, Inc.; Data443 Risk Mitigation, Inc.; and, Jason Remillard.

10.5*	Asset Purchase Agreement dated October 22, 2018 by and between Data443 Risk Mitigation, Inc.; Modevity, LLC; and, Jim Coyne.

10.6*	Secured Promissory Note dated October 22, 2018 issued by Data443 Risk Management, Inc. in favor of Modevity, LLC in the original principal amount of $750,000.

10.7*	Security Agreement dated October 22, 2018 executed by Data443 Risk Management, Inc. in favor of Modevity, LLC.

10.8*	Debt Restructuring Agreement dated September 30, 2018 by and between LandStar, Inc. and Blue Citi LLC.

10.9*	Consolidated Note dated September 30, 2018 issued by LandStar, Inc. in favor of Blue Citi LLC Modevity, LLC in the original principal amount of $829,680.

10.10*	Form of Common Stock Purchase Agreement executed in connection with the issuance in December 2018 of 252.016,130 shares of the Registrant’s common stock in exchange for $500,000.

10.11*	Form of Common Stock Purchase Warrant issued in December 2018 in connection with the Common Stock Purchase Agreement and the issuance thereunder, for a total of 50,403,226 warrants.

21.1*	List of subsidiaries of the Registrant.

* Filed herewith.

40

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR, INC.

DATED:	April 24, 2019	BY:	/s/ JASON REMILLARD
JASON REMILLARD,
President; Chief Executive Officer;
Chief Financial Officer

41